UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2017

YIELD10 BIOSCIENCE, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-33133	04-3158289
(Commission File Number)	(IRS Employer Identification No.)

19 Presidential Way, Woburn, Massachusetts	01801
(Address of Principal Executive Offices)	(Zip Code)

(617) 583-1700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On July 3, 2017, Yield10 Bioscience, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors named therein (the “Investors”), including Jack W. Schuler, an existing stockholder, and entities affiliated with him, pursuant to which the Company agreed to issue and sell, in a registered public offering by the Company directly to the Investors (the “Public Offering”), an aggregate of 570,784 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (“Common Stock”), at an offering price of $4.00 per share for gross proceeds of approximately $2.3 million before deducting the placement agent fee and related offering expenses. The Shares were offered by the Company pursuant to a registration statement on Form S-3 (File No. 333-217051), which was filed with the Securities and Exchange Commission (the “Commission”) on March 30, 2017 and was declared effective by the Commission on April 12, 2017 (the “Registration Statement”).

In a concurrent private placement (the “Private Placement” and together with the Public Offering, the “Offerings”), the Company agreed to issue to the Investors who participated in the Public Offering warrants (the “Warrants” and collectively with the Shares, the “Securities”) exercisable for one share of Common Stock for each Share purchased in the Offering for an aggregate of 570,784 shares of Common Stock at an exercise price of $5.04 per share. Each Warrant will be exercisable beginning on the six-month anniversary of the date of its issuance and will expire six years from the date it becomes exercisable. If at any time after the six-month anniversary of the date of issuance there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of Common Stock issuable upon the exercise of the Warrants, then the holders have the right to exercise the Warrants on a cashless basis at such time. Subject to limited exceptions, a holder of a Warrant, other than Mr. Schuler and entities affiliated with him, will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided further that in no event shall the Beneficial Ownership Limitation exceed 9.99%. Under certain circumstances, the Company has the right to call for cancellation all or any portion of each Warrant for which a notice of exercise has not yet been delivered for consideration equal to $0.001 per share of Common Stock issuable upon the exercise of the Warrant. The call right must be exercised ratably among the holders based on each holder’s initial purchase of Warrants, and it may be invoked by the Company at any time after the date on which the Warrants become exercisable if (i) the volume weighted average price for each of twenty consecutive trading days (such period commencing after the date on which the Warrants become exercisable and referred to as the measurement period) exceeds $10.00 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like after the issuance date), (ii) the average daily volume for such measurement period exceeds $125,000 per trading day, (iii) the holder is not in possession of any information that constitutes, or might constitute, material non-public information which was provided by the Company and (iv) either (a) there is an effective registration statement pursuant to which the holder is permitted to utilize the prospectus thereunder to resell all of the shares of Common Stock issuable upon the exercise of the Warrant or (b) all of the shares of Common Stock issuable upon the exercise of the Warrant may be sold pursuant to Rule 144 under the Securities Act of 1933, as amended, without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions. The Company must deliver an irrevocable written notice to a holder to invoke the call right and the holder will have ten trading days to exercise its Warrant prior to cancellation.

The Warrants and the shares of our Common Stock issuable upon the exercise of the Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), were not offered pursuant to the Registration Statement and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder.

On July 3, 2017, the Company entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with Ladenburg Thalmann & Co. Inc., (“Ladenburg” or the “Placement Agent”) pursuant to which the Company engaged Ladenburg as the sole placement agent in connection with the Offerings. The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the Securities. The Company agreed to pay the Placement Agent a placement agent fee in cash equal to 8% of the gross proceeds from the sale of the Securities, with the fee reduced to 3% for gross cash consideration paid by certain investors listed on Annex A to the Placement Agency

Agreement, including Mr. Schuler and entities affiliated with him. The Placement Agency Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

The foregoing summaries of the Purchase Agreement, the Warrants and the Placement Agency Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 10.1, 4.1 and 1.1, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

On July 3, 2017, the Company issued a press release announcing the Offerings. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the Warrants and the shares of our Common Stock issuable upon the exercise thereof is incorporated herein by reference in this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Placement Agency Agreement dated as of July 3, 2017, by and between Yield10 Bioscience, Inc. and Ladenburg Thalmann & Co. Inc.

4.1	Form of Investor Warrant.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

10.1	Form of Securities Purchase Agreement, dated as of July 3, 2017, by and among Yield10 Bioscience, Inc. and the Investors.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

99.1	Press Release of Yield10 Bioscience, Inc. dated July 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YIELD10 BIOSCIENCE, INC.

Date: July 5, 2017	By:	/s/ Oliver P. Peoples
Oliver P. Peoples
President & Chief Executive Officer